Exhibit 3.1

AMENDED AND RESTATED BYLAWS

OF

TWIN RIVER WORLDWIDE HOLDINGS, INC.

(a Delaware corporation)

Adopted and in effect March 25, 2019

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Table of Contents

(continued)

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Table of Contents

(continued)

		Page

Section 7.6	Dividends	26
Section 7.7	Execution of Contracts and Other Instruments	26
Section 7.8	Loans	26
Section 7.9	Bank Accounts	26
Section 7.10	Checks, Drafts, Etc	26
Section 7.11	Waiver of Notice	27
Section 7.12	Amendment	27
Section 7.13	Forum for Adjudication of Disputes	27

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Article I
OFFICES

Section 1.1           Location. The address of the registered office of Twin River Worldwide Holdings, Inc. (the “Corporation”) in the State of Delaware and the name of the registered agent at such address shall be as specified in the Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”). The Corporation may also have other offices at such places within or without the State of Delaware as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time designate or the business of the Corporation may require.

Section 1.2           Change of Location. In the manner permitted by law, the Board of Directors or the registered agent may change the address of the Corporation’s registered office in the State of Delaware and the Board of Directors may make, revoke or change the designation of the registered agent.

Section 1.3           Remote Meetings. Notwithstanding the foregoing or Section 2.9 of these By-laws, the Board of Directors may, in its sole discretion, determine that an annual or special meeting of stockholders shall not be held at any place, but may instead be held by conference telephone, on-line or other means of remote communication, subject to such guidelines and procedures as the Board of Directors may adopt from time to time.

Section 1.4           Cancellation; Rescheduling. The Board of Directors may reschedule to an earlier or later date or, subject to Section 2.2, cancel any previously scheduled annual or special meeting of stockholders.

Article II
MEETINGS OF STOCKHOLDERS

Section 2.1           Annual Meeting. The annual meeting of the stockholders of the Corporation for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held at the registered office of the Corporation, or at such other place within or without the State of Delaware as the Board of Directors may fix by resolution or as set forth in the notice of the meeting.

Section 2.2           Special Meetings. Special meetings of stockholders, unless otherwise prescribed by law, may only be called by the Chairman of the Board of Directors (the “Chairman of the Board”), by order of a majority of the whole Board of Directors or by holders of common stock who hold at least twenty percent (20%) of the outstanding common stock entitled to vote generally in the election of Directors. Stock ownership for these purposes may be evidenced in any manner prescribed by Rule 14a-8(b)(2) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Special meetings of stockholders shall be held at such time and any such place, within or without the State of Delaware, as the Board of Directors may fix by resolution or as set forth in the notice of the meeting; provided, however, that any special meeting called by stockholders pursuant to this Section 2.2 shall comply with the notice, administrative and other requirements of Section 2.9 in addition to the other requirements of this Article II.

Section 2.3           List of Stockholders Entitled to Vote. The officer who has charge of the stock ledger of the Corporation shall prepare and make, or cause to be prepared and made, at least ten days before every meeting of stockholders, a complete list, based upon the record date for such meeting determined pursuant to Section 5.8, of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting at the Corporation’s principal place of business. The list also shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

The stock ledger shall be the only evidence as to who are the stockholders entitled (A) to examine the stock ledger or the list of stockholders entitled to vote at any meeting, (B) to inspect the books of the Corporation, or (C) to vote in person or by proxy at any meeting of stockholders.

Section 2.4           Notice of Meetings to Stockholders. Written notice of each annual and special meeting of stockholders, other than any meeting the giving of notice of which is otherwise prescribed by law, stating the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered or mailed, in writing, at least ten but not more than sixty days before the date of such meeting, to each stockholder entitled to vote thereat. If mailed, such notice shall be deposited in the United States mail, postage prepaid, directed to such stockholder at the address as the same appears on the records of the Corporation. Notice given by electronic transmission shall be effective (A) if by facsimile, when faxed to a number where the stockholder has consented to receive notice, (B) if by electronic mail, when mailed electronically to an electronic mail address at which the stockholder has consented to receive such notice, (C) if by posting on an electronic network together with a separate notice of such posting, upon the later to occur of the posting or the giving of separate notice of the posting, or (D) if by other form of electronic communication, when directed to the stockholder in the manner consented to by the stockholder. An affidavit of the Secretary, an Assistant Secretary or the transfer agent of the Corporation that notice has been duly given shall be evidence of the facts stated therein.

Section 2.5           Adjourned Meetings and Notice Thereof. Without limiting Section 1.4 of these Bylaws, any meeting of stockholders may be adjourned from time to time to reconvene at the same or some other place, and the Corporation may transact at any adjourned meeting any business which might have been transacted at the original meeting. Notice need not be given of the adjourned meeting if the time and place thereof and the means of remote communications, if any, by which holders of shares having a majority of the voting power of the capital stock of the Corporation may be deemed to be present or represented by proxy and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken, unless (A) any adjournment caused the original meeting to be adjourned for more than thirty days after the date originally fixed therefor or (B) a new record date is fixed for the adjourned meeting. A meeting of the stockholders may be adjourned only by the Chairman of the Board or holders of shares having a majority of the voting power of the capital stock of the Corporation present or represented by proxy at such meeting. If notice of an adjourned meeting is given, such notice shall be given to each stockholder of record entitled to vote at the adjourned meeting in the manner prescribed in Section 2.4 for the giving of notice of meetings.

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Section 2.6           Quorum. At any meeting of stockholders, except as otherwise expressly required by law or by the Certificate of Incorporation, the holders of record of at least one-third of the outstanding shares of capital stock entitled to vote or act at such meeting shall be present or represented by proxy in order to constitute a quorum for the transaction of any business, but less than a quorum shall have power to adjourn any meeting until a quorum shall be present. When a quorum is once present to organize a meeting, the quorum cannot be destroyed by the subsequent withdrawal or revocation of the proxy of any stockholder. Shares of capital stock owned by the Corporation or by another corporation, if a majority of the shares of such other corporation entitled to vote in the election of Directors is held by the Corporation, shall not be counted for quorum purposes or entitled to vote. Notwithstanding the foregoing, when specified business is to be voted on by a class or series voting separately as a class or series, the holders of a majority of the voting power of the shares of such class or series shall constitute a quorum for the transaction of such business for the purposes of taking action on such business.

Section 2.7           Voting. At each meeting of stockholders, all matters shall be decided by a majority of the votes cast at such meeting by the holders of shares of capital stock present or represented by proxy and entitled to vote thereon with a quorum being present (except in cases where a greater number of votes is required by law, the Certificate of Incorporation or these Bylaws). At any meeting of stockholders, each stockholder holding, as of the record date, shares of stock entitled to be voted on any matter at such meeting shall have one vote on each such matter submitted to vote at such meeting for each such share of stock held by such stockholder, as of the record date, as shown by the list of stockholders entitled to vote at the meeting, unless the Certificate of Incorporation provides for more or less than one vote for any share, on any matter, in which case every reference in these Bylaws to a majority or other proportion of stock shall refer to such majority or other proportion of the votes of such stock.

Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, provided that no proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest, whether in the stock itself or in the Corporation generally, sufficient in law to support an irrevocable power. Such proxy must be filed with the Secretary of the Corporation or the Secretary’s representative, or a copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this Section 2.7 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

The Board of Directors, the Chairman of the Board, the Chief Executive Officer, or the person presiding at a meeting of stockholders may appoint one or more persons to act as inspectors of voting at any meeting with respect to any matter to be submitted to a vote of stockholders at such meeting, with such powers and duties, not inconsistent with applicable law, as may be appropriate.

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Section 2.8           Action by Consent of Stockholders. Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if, prior to such action, a written consent or consents thereto, setting forth such action, is signed by the holders of record of shares of the stock of the Company, issued and outstanding and entitled to vote thereon, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Section 2.9           Nature of Business at Meetings of Stockholders; Notice Procedures. No business may be transacted at any meeting of stockholders, other than business that is either (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (B) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (C) otherwise properly brought before the meeting by any stockholder of the Corporation (1) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.9 and on the record date for the determination of stockholders entitled to notice of and to vote at such meeting and (2) who complies with the notice procedures set forth in this Section 2.9.

In addition to any other applicable requirements, for business to be properly brought before any meeting of stockholders by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than ninety days nor more than one hundred twenty days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs. Subject to the information requirements of this Section 2.9, any special meetings called by stockholders pursuant to Section 2.2 shall be preceded by a notice of such stockholders to the Secretary, to be delivered to or mailed and received at the principal executive offices of the Corporation, not less than ninety days nor more than one hundred twenty days prior to the date specified in such notice for such special meeting. The location of such meeting shall be at the discretion of the Board of Directors.

To be in proper written form, a stockholder’s notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the meeting (A) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (B) the name and record address of such stockholder, (C) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (D) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business, and (E) a representation that such stockholder intends to appear in person or by proxy at the meeting to bring such business before the meeting.

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No business shall be conducted at any meeting of stockholders except business brought before the meeting in accordance with the procedures set forth in this Section 2.9; provided, however, that, once business has been properly brought before the meeting in accordance with such procedures, nothing in this Section 2.9 shall be deemed to preclude discussion by any stockholder of any such business. If the chairman of a meeting determines that business was not properly brought before the meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.9, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.9, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. The Chairman of the Board shall preside at all meetings of the stockholders. If the Chairman of the Board is not present, the Chief Executive Officer or the President shall preside over such meeting, and, if the Chief Executive Officer or the President is not present at the meeting, a majority of the Board of Directors present at such meeting shall elect one of their members to so preside.

Notwithstanding anything in this Section 2.9 to the contrary, only persons nominated for election as a Director at an annual or special meeting pursuant to Section 3.4 will be considered for election at such meeting.

Article III
BOARD OF DIRECTORS

Section 3.1           General Powers. The property, business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors. The Board of Directors may exercise all such powers of the Corporation and have such authority and do all such lawful acts and things as are permitted by law, the Certificate of Incorporation or these Bylaws.

Section 3.2           Number of Directors. The Board of Directors shall consist of no fewer than three members and no more than seven members. Except as provided in the Amended and Restated Shareholders Agreement, dated June 10, 2016 (as it may be amended, the “Shareholders Agreement”), to which the Corporation is a party, the exact number of Directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by the majority of the whole Board of Directors. The Directors shall be divided into three classes as provided in the Amended and Restated Certificate of Incorporation.

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Section 3.3           Qualification. Directors must be natural persons but need not be stockholders of the Corporation. No person may serve as a member of the Board of Directors of the Corporation or any of its subsidiaries, or be elected or nominated for election to the Board of Directors of the Corporation or any of its subsidiaries, unless at the time of such service, election or nomination such person has been licensed to serve as a member of the Board of Directors of the Corporation or such subsidiaries, as applicable, by the regulatory authorities the approval of which is required for such service by applicable law (collectively, the “Regulatory Authorities”), and any person elected to serve as a member of the Board of Directors of the Corporation or any of its subsidiaries shall be deemed without further action to have submitted his or her resignation from the Board of Directors and any such subsidiary effective at such as time as he or she is no longer licensed to so serve by the Regulatory Authorities.

Section 3.4           Election.

(A)         Except as provided in the Amended and Restated Certificate of Incorporation, one class of Directors shall be elected at each annual meeting of the stockholders, or at a special meeting in lieu of the annual meeting called for such purpose by the vote of the plurality of the votes cast at any meeting for the election of directors at which a quorum is present, and each Director elected shall hold office for a three-year term until the next applicable election or until his successor is duly elected and qualified.

(B)         Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors of the Corporation. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing Directors, (1) by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (2) by any stockholder of the Corporation (a) who is a stockholder of record on the date of the giving of the notice provided for in this Section 3.4(B) and on the record date for the determination of stockholders entitled to notice of and to vote at such meeting and (b) who complies with the notice procedures set forth in this Section 3.4(B).

In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (1) in the case of an annual meeting, not less than ninety days nor more than one hundred twenty days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (2) in the case of a special meeting of stockholders called for the purpose of electing Directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

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To be in proper written form, a stockholder’s notice to the Secretary must set forth (A) as to each person whom the stockholder proposes to nominate for election as a Director (1) the name, age, business address and residence address of the person, (2) the principal occupation or employment of the person, (3) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person, and (4) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (B) as to the stockholder giving the notice (1) the name and record address of such stockholder, (2) the class or series and number of shares of capital stock of the Corporation, which are owned beneficially or of record by such stockholder, (3) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (4) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice, and (5) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a Director if elected.

No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth in this Section 3.4(B). If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

Section 3.5           Term. Each Director shall hold office until such Director’s successor is duly elected and qualified, except in the event of the earlier termination of such Director’s term of office by reason of death, resignation, removal or other reason.

Section 3.6           Resignation and Removal. Any Director may resign at any time upon written notice to the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the Secretary. The resignation of any Director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any Director or the entire Board of Directors may be removed for cause by the holders of a majority of the shares then entitled to vote at an election of Directors or as provided in Section 3.03 of the Shareholders Agreement.

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Section 3.7           Vacancies. Vacancies in the Board of Directors resulting from any increase in the authorized number of Directors shall be filled by a majority of the Directors then in office, though less than a quorum, or by a sole remaining Director.

Subject to Section 3.03 of the Shareholders Agreement, if one or more Directors shall resign (or are removed) from the Board of Directors effective at a future date, a majority of the Directors then in office, but not including those who have so resigned (or are removed) at a future date, shall designate another individual to fill such vacancy. Each Director chosen to fill a vacancy on the Board of Directors (including resulting from any increase in the authorized number of Directors) shall hold office until the next election of the class to which the Director has been assigned. All Directors shall continue in office until the election and qualification of their respective successors in office. When the number of Directors is changed, any newly created directorships or any decrease in directorships shall be so assigned among the classes of Directors by a majority of the directors then in office, though less than a quorum, as to make all such classes as nearly equal in number as possible. No decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director.

Section 3.8           Quorum and Voting. Unless the Certificate of Incorporation provides otherwise, at all meetings of the Board of Directors a majority of the total number of Directors shall be present to constitute a quorum for the transaction of business. A Director interested in a contract or transaction may be counted in determining the presence of a quorum at a meeting of the Board of Directors which authorizes the contract or transaction. In the absence of a quorum, a majority of the Directors present may adjourn the meeting, without notice other than announcement at the meeting, until a quorum shall be present.

Unless the Certificate of Incorporation provides otherwise, members of the Board of Directors or any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment such that all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting.

The vote of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the Certificate of Incorporation, these Bylaws or applicable law shall require a vote of a greater number.

Section 3.9           Regulations. The Board of Directors may adopt such rules and regulations for the conduct of the business and management of the Corporation, not inconsistent with law or the Certificate of Incorporation or these Bylaws, as the Board of Directors may deem proper. The Board of Directors may hold its meetings and cause the books and records of the Corporation to be kept at such place or places within or without the State of Delaware as the Board of Directors may from time to time determine. A member of the Board of Directors, or a member of any committee designated by the Board of Directors shall, in the performance of such member’s duties, be fully protected in relying in good faith upon the books of account or reports made to the Corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors or any committee of the Board of Directors or in relying in good faith upon other records of the Corporation.

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Section 3.10         Annual Meeting. An annual meeting of the Board of Directors shall be called and held for the purpose of organization, election of officers and transaction of any other business. If such meeting is held promptly after and at the place specified for the annual meeting of stockholders, no notice of the annual meeting of the Board of Directors need be given. Otherwise, such annual meeting shall be held at such time (not more than thirty days after the annual meeting of stockholders) and place as may be specified in a notice of the meeting.

Section 3.11         Regular Meetings. Regular meetings of the Board of Directors shall be held at the time and place, within or without the State of Delaware, as shall from time to time be determined by the Board of Directors. After there has been such determination and notice thereof has been given to each member of the Board of Directors, no further notice shall be required for any such regular meeting. Except as otherwise provided by law, any business may be transacted at any regular meeting.

Section 3.12         Special Meetings. Special meetings of the Board of Directors may, unless otherwise prescribed by law, be called from time to time by the Chairman of the Board, and shall be called by the Chairman of the Board, the Chief Executive Officer or the Secretary upon the written request of a majority of the whole Board of Directors then in office directed to the Chairman of the Board, the Chief Executive Officer or the Secretary. Except as provided below, notice of any special meeting of the Board of Directors, stating the time, place and purpose of such special meeting, shall be given to each Director.

Section 3.13         Notice of Meetings; Waiver of Notice. Notice of any meeting of the Board of Directors shall be deemed to be duly given to a Director (A) if mailed and addressed to such Director at the address as it appears upon the books of the Corporation, or at the address last made known in writing to the Corporation by such Director as the address to which such notices are to be sent, at least five days before the day on which such meeting is to be held if sent by U.S. mail or at least two days before the day on which the meeting is to be held if sent by overnight courier or (B) if sent to such Director at such address by e-mail or facsimile not later than 24 hours before the time when such meeting is to be held, or (C) if delivered to such Director personally or orally, by telephone or otherwise, not later than 24 hours before the time when such meeting is to be held. Each such notice shall state the time and place of the meeting and the purposes thereof.

Notice of any meeting of the Board of Directors need not be given to any Director if waived by such Director in writing whether before or after the holding of such meeting, or if such Director is present at such meeting. Any meeting of the Board of Directors shall be a duly constituted meeting without any notice thereof having been given if all Directors then in office shall be present thereat.

Section 3.14         Committees of Directors. The Board of Directors may, by resolution or resolutions passed by a majority of the Board of Directors, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation.

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Except as hereinafter provided, vacancies in membership of any committee shall be filled by the vote of a majority of the Board of Directors. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of a committee (and the alternate appointed pursuant to the immediately preceding sentence, if any), the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Members of a committee shall hold office for such period as may be fixed by a resolution adopted by a majority of the Board of Directors, subject, however, to removal at any time by the vote of a majority of the Board of Directors.

Section 3.15         Powers and Duties of Committees. Any committee, to the extent provided in the resolution or resolutions of the Board of Directors creating such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Any such committee, to the extent provided herein or in the resolution of the Board of Directors designating such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to stockholders, any action or matter expressly required by law or the Certificate of Incorporation to be submitted to stockholders for approval or (ii) adopting, amending or repealing any Bylaws of the Corporation.

Each committee may adopt its own rules of procedure and may meet at stated times or on such notice as such committee may determine. Except as otherwise permitted by these Bylaws, each committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

Section 3.16         Compensation of Directors. Each Director shall be entitled to receive for compensation in such amounts and form, including equity-linked compensation, as shall be fixed from time to time by the Board of Directors and in connection therewith shall be reimbursed by the Corporation for all reasonable third-party costs and expenses related to service as a director. The compensation to Directors may be fixed in unequal amounts among them, taking into account their respective relationships to the Corporation in other capacities. These provisions shall not be construed to preclude any Director from receiving compensation in serving the Corporation in any other capacity.

Section 3.17         Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all of the members of the Board of Directors or of such committee consent thereto in writing or by electronic transmission, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or such committee.

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Article IV
OFFICERS

Section 4.1           Principal Officers. The Corporation shall have such officers as may be necessary or desirable for the business of the Corporation. The principal officers of the Corporation shall be elected by the Board of Directors and shall include a Chairman of the Board, a Chief Executive Officer (who may also be the President), a Chief Financial Officer and a Secretary and may, at the discretion of the Board of Directors, also include a Vice Chairman of the Board, a President, one or more Vice Presidents, a Treasurer and a Controller. The Corporation shall have such other officers as may from time to time be appointed by the Board of Directors or the Chief Executive Officer. All officers chosen by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV. Such officers shall also have powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof. Except as otherwise provided in the Certificate of Incorporation or these Bylaws, one person may hold the offices and perform the duties of any two or more of said principal offices. None of the principal officers need be Directors of the Corporation.

Section 4.2           Election of Principal Officers; Term of Office. The principal officers of the Corporation shall be elected annually by the Directors at such annual meeting of the Board of Directors. Failure to elect any principal officer annually shall not dissolve the Corporation.

If the Board of Directors shall fail to fill any principal office at an annual meeting, or if any vacancy in any principal office shall occur, or if any principal office shall be newly created, such principal office may be filled at any regular or special meeting of the Board of Directors.

Each principal officer shall hold office until such officer’s successor is duly elected and qualified, or until such officer’s earlier death, resignation or removal.

Section 4.3           Subordinate Officers; Agents and Employees. In addition to the principal officers, the Corporation may have one or more Assistant Treasurers, Assistant Secretaries, and such other subordinate officers, agents and employees as the Board of Directors may deem advisable, each of whom shall hold office for such period and have such authority and perform such duties as the Board of Directors, the Chairman of the Board, the Chief Executive Officer, or any officer designated by the Board of Directors, may from time to time determine. The Board of Directors at any time may appoint and remove, or may delegate to any principal officer the power to appoint and to remove, any subordinate officer, agent or employee of the Corporation.

Section 4.4           Delegation of Duties of Officers. The Board of Directors may delegate the duties and powers of any officer of the Corporation to any other officer, agent or Director for a specified period of time for any reason that the Board of Directors may deem sufficient.

Section 4.5           Removal of Officers. Any officer of the Corporation may be removed, with or without cause, by resolution adopted by a majority of the Directors then in office at any regular or special meeting of the Board of Directors or by a written consent signed by all of the Directors then in office. No elected officer shall have any contractual rights against the Corporation for compensation by virtue of such election beyond the date of the election of such officer’s successor, death, resignation or removal, whichever event shall first occur, except as otherwise provided in an employment contract or an employee plan.

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Section 4.6           Resignations. Any officer may resign at any time by giving written notice of resignation to the Board of Directors, to the Chairman of the Board, to the Chief Executive Officer or to the Secretary. Any such resignation shall take effect upon receipt of such notice or at any later time specified therein. Unless otherwise specified in the notice, the acceptance of a resignation shall not be necessary to make the resignation effective.

Section 4.7           Vacancies. Any vacancy among the officers, whether caused by death, resignation, removal or any other cause, shall be filled in the manner prescribed for election or appointment to such office.

Section 4.8           Action with Respect to Securities of Other Corporations. Unless otherwise directed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or any other officer of the Corporation authorized by the Chairman of the Board or the Chief Executive Officer shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

Section 4.9           Compensation. The salaries and other compensation of the officers shall be fixed from time to time by the Board of Directors or a committee thereof; provided, however, that the Board of Directors shall fix the compensation of the Chief Executive Officer.

Section 4.10         Officers of Operating Companies, Regions or Divisions. The Chief Executive Officer shall have the power to appoint, remove and prescribe the terms of office, responsibilities and duties of the officers of the operating companies, regions or divisions, other than those who are officers of the Corporation appointed by the Board of Directors.

Section 4.11         Chairman of the Board. The Chairman of the Board shall be elected from among the directors, and the Chairman of the Board, or at the election of the Chairman of the Board, the Chief Executive Officer shall preside at all meetings of stockholders and of the Board of Directors at which the Chairman of the Board is present. The Chairman of the Board shall have such other powers and perform such other duties as may be assigned from time to time by the Board of Directors or provided in these Bylaws. The Chief Executive Officer shall report to the Chairman of the Board.

Section 4.12         Chief Executive Officer. The Chief Executive Officer shall, in the absence of the Chairman of the Board, preside at all meetings of the stockholders and of the Board of Directors at which the Chief Executive Officer is present. The Chief Executive Officer shall be the chief executive officer of the Corporation and shall have general supervision over the business and affairs of the Corporation and shall be responsible for carrying out the policies and objectives established by the Board of Directors. The Chief Executive Officer shall have all powers and duties usually incident to the office of the Chief Executive Officer, except as specifically limited by a resolution of the Board of Directors. The Chief Executive Officer shall have such other powers and perform such other duties as may be assigned from time to time by the Board of Directors.

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Section 4.13         President. The President shall, in the absence of the Chairman of the Board or the Chief Executive Officer, preside at all meetings of the stockholders and of the Board of Directors at which the President is present. In the absence of a Chief Executive Officer, the President shall be the chief executive officer of the Corporation and shall have general supervision over the business and affairs of the Corporation and shall be responsible for carrying out the policies and objectives established by the Board of Directors. The President shall have all powers and duties usually incident to the office of the President, except as specifically limited by a resolution of the Board of Directors. The President shall have such other powers and perform such other duties as may be assigned from time to time by the Board of Directors.

Section 4.14         Chief Financial Officer. The Chief Financial Officer shall be responsible for all functions and duties related to the financial affairs of the Corporation, and may also serve as the Treasurer of the Corporation. The Chief Financial Officer may, in the discretion of the Board of Directors, be the chief accounting officer of the Corporation and shall have supervision over the maintenance and custody of the accounting operations of the Corporation.

If any assistant financial officer is appointed, the assistant financial officer, or one of the assistant financial officers, if there are more than one, in the order of their rank as fixed by the Board of Directors or, if they are not so ranked, the assistant financial officer designated by the Board of Directors, shall, in the absence or disability of the Chief Financial Officer or in the event of such officer’s refusal to act, perform the duties and exercise the powers of the Chief Financial Officer, and shall have such powers and discharge such duties as may be assigned from time to time pursuant to these Bylaws or by the Board of Directors.

Section 4.15         Vice President. In the absence or disability of the Chief Executive Officer or if the office of Chief Executive Officer be vacant, the Vice Presidents in the order determined by the Board of Directors, or if no such determination has been made, in the order of their seniority, shall perform the duties and exercise the powers of the Chief Executive Officer, subject to the right of the Board of Directors at any time to extend or confine such powers and duties or to assign them to others. Any Vice President may have such additional designation in such Vice President’s title as the Board of Directors may determine. The Vice Presidents shall generally assist the Chief Executive Officer in such manner as the Chief Executive Officer shall direct. Each Vice President shall have such other powers and perform such other duties as may be assigned from time to time by the Board of Directors or the Chief Executive Officer.

Section 4.16         Secretary. The Secretary shall act as Secretary of all meetings of stockholders and of the Board of Directors at which the Secretary is present, shall record all the proceedings of all such meetings in a book to be kept for that purpose, shall have supervision over the giving and service of notices of the Corporation, and shall have supervision over the care and custody of the records and, if one is adopted by the Corporation, the seal of the Corporation. The Secretary shall have all powers and duties usually incident to the office of Secretary, except as specifically limited by a resolution of the Board of Directors. The Secretary shall have such other powers and perform such other duties as may be assigned from time to time by the Board of Directors or the Chief Executive Officer.

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Section 4.17         Treasurer. The Treasurer shall have general supervision over the care and custody of the funds and over the receipts and disbursements of the Corporation and shall cause the funds of the Corporation to be deposited in the name of the Corporation in such banks or other depositaries as the Board of Directors may designate. The Treasurer shall have supervision over the care and safekeeping of the securities of the Corporation. The Treasurer shall have all powers and duties usually incident to the office of Treasurer, except as specifically limited by a resolution of the Board of Directors. The Treasurer shall have such other powers and perform such other duties as may be assigned from time to time by the Board of Directors or the Chief Executive Officer.

Section 4.18         Controller. The Controller shall have supervision over the maintenance and custody of the accounting operations of the Corporation, including the keeping of accurate accounts of all receipts and disbursements and all other financial transactions and may, in the discretion of the Board of Directors, be the chief accounting officer of the Corporation. The Controller shall have all powers and duties usually incident to the office of Controller, except as specifically limited by a resolution of the Board of Directors. The Controller shall have such other powers and perform such other duties as may be assigned from time to time by the Board of Directors or the Chief Financial Officer.

Article V
CAPITAL STOCK

Section 5.1           Issuance of Certificates of Stock. The shares of capital stock of the Corporation shall be represented by certificates unless the Board of Directors shall by resolution or resolutions provide that some or all of any or all classes or series of stock of the Corporation shall be uncertificated shares of stock. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by a certificate shall be entitled to a certificate or certificates in such form as shall be approved by the Board of Directors, certifying the number of shares of capital stock of the Corporation owned by such stockholder. The Board of Directors may appoint a bank or trust company organized under the laws of the United States or any state thereof to act as its transfer agent or registrar, or both in connection with the transfer of any class or series of securities of the Corporation.

Section 5.2           Signatures on Stock Certificates. Certificates for shares of capital stock of the Corporation shall be signed and countersigned by, or in the name of the Corporation by, the Chairman of the Board, the Chief Executive Officer, the President or a Vice President and by, or in the name of the Corporation by, the Secretary, the Treasurer, an Assistant Secretary or an Assistant Treasurer. Any of or all the signatures on the certificates may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such signer were such officer at the date of issue.

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Section 5.3           Stock Ledger. A record of all certificates for capital stock issued by the Corporation shall be kept by the Secretary or any other officer or employee of the Corporation designated by the Secretary or by any transfer clerk or transfer agent appointed pursuant to Section 5.4 hereof. Such record shall show the name and address of the person, firm or corporation in which certificates for capital stock are registered, the number of shares represented by each such certificate, the date of each such certificate, and in case of certificates which have been canceled, the dates of cancellation thereof.

The Corporation shall be entitled to treat the holder of record of shares of capital stock as shown on the stock ledger as the owner thereof and as the person entitled to receive dividends thereon, to vote such shares and to receive notice of meetings, and for all other purposes. The Corporation shall not be bound to recognize any equitable or other claim to or interest in any share of capital stock on the part of any other person whether or not the Corporation shall have express or other notice thereof, except that a person who is the beneficial owner of shares (if held in a voting trust or by a nominee on behalf of such person), upon providing documentary evidence of beneficial ownership of such shares and satisfying such other conditions as are provided under applicable law, may inspect the books and records of the Corporation.

Section 5.4           Regulations Relating to Transfer. The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with law, the Certificate of Incorporation or these Bylaws, concerning issuance, transfer and registration of certificates for shares of capital stock of the Corporation. The Board of Directors may appoint, or authorize any principal officer to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars and may require all certificates for capital stock to bear the signature or signatures of any of them.

Section 5.5           Transfers. Transfers of capital stock shall be made on the books of the Corporation only upon delivery to the Corporation or its transfer agent of (A) a written direction of the registered holder named in the certificate or such holder’s attorney lawfully constituted in writing, (B) the certificate for the shares of capital stock being transferred, and (C) a written assignment of the shares of capital stock evidenced thereby.

Section 5.6           Cancellation. Each certificate for capital stock surrendered to the Corporation for exchange or transfer shall be canceled and no new certificate or certificates shall be issued in exchange for any existing certificate (other than pursuant to Section 5.7) until such existing certificate shall have been canceled.

Section 5.7           Lost, Destroyed, Stolen and Mutilated Certificates. In the event that any certificate for shares of capital stock of the Corporation shall be mutilated, the Corporation shall issue a new certificate in place of such mutilated certificate. In case any such certificate shall be lost, stolen or destroyed, the Corporation may, in the discretion of the Board of Directors or a committee designated thereby with power so to act, issue a new certificate for capital stock in the place of any such lost, stolen or destroyed certificate. The applicant for any substituted certificate or certificates shall surrender any mutilated certificate or, in the case of any lost, stolen or destroyed certificate, furnish satisfactory proof of such loss, theft or destruction of such certificate and of the ownership thereof. The Board of Directors or such committee may, in its discretion, require the owner of a lost or destroyed certificate, or such owner’s representatives, to furnish to the Corporation a bond with an acceptable surety or sureties and in such sum as will be sufficient to indemnify the Corporation against any claim that may be made against it on account of the lost, stolen or destroyed certificate or the issuance of such new certificate. A new certificate may be issued without requiring a bond when, in the judgment of the Board of Directors, it is proper to do so.

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Section 5.8           Fixing of Record Dates.

(A)         The Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of any meeting of stockholders, nor more than sixty days prior to any other action, for the purpose of determining stockholders entitled to notice of or to vote at such meeting of stockholders or any adjournment thereof, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action. Except as provided in Section 5.8(B), if no record date is fixed by the Board of Directors, (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held and (2) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(B)         A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting.

Section 5.9           Transfer Restrictions. Unless the Board of Directors shall determine otherwise, the Corporation shall not permit any person to acquire 5% or greater of the Common Stock if such person or its affiliates is an “HRC Competitor” or a “Gaming Prohibited Person” (as such terms are defined in the License Agreement, dated as of May 16, 2003 (the “Hard Rock License Agreement”), between Hard Rock Hotel Licensing, Inc., a Florida corporation (“Hard Rock”), and Premier Entertainment Biloxi LLC, as amended from time to time). Any transfer of Common Stock that results in a person acquiring 5% or greater of the Common Stock shall be null and void and shall not be recognized by the Corporation if (A) such person shall not have complied with the restrictions set forth in the Amended and Restated Certificate of Incorporation or (B) Hard Rock shall have determined that such person or its affiliates are either an “HRC Competitor” or a “Gaming Prohibited Person” in accordance with the terms of the Hard Rock License Agreement. This Section 5.9 shall terminate and have no further force or effect upon termination of the Hard Rock License Agreement.

Section 5.10         Gaming and Regulatory Matters. (A) Definitions. For purposes of this Section 5.10, the following terms have the meanings specified below:

(1)         “Affiliated Company” means any person directly or indirectly affiliated or under common Ownership or Control with the Corporation, including any subsidiary, holding company or intermediary company (as those or similar terms are defined under the Gaming Laws of any applicable Gaming Jurisdictions) of the Corporation.

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(2)         “Control” (and derivatives of such term) of a person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise, and, as applicable, the meaning ascribed to the term “control” (and derivatives of such term) under the Gaming Laws of any applicable Gaming Jurisdiction.

(3)         “Current Market Price” means the average of the daily closing prices of such Securities for the 20 consecutive trading days immediately prior to the date of the finding of unsuitability or the closing price on the day immediately preceding such applicable date, whichever is higher. For the purpose of this definition, the closing price for each day shall be (i) the last reported sale price, regular way, or in case no such reported sale takes place on such date, the average of the last reported bid and asked prices, regular way, in either case on the principal national securities exchange registered under the Exchange Act on which such Security is admitted to trading or listed or quoted on NASDAQ, (ii) if not listed or admitted to trading on such any national securities exchange or quoted on NASDAQ, the closing price of such Security, or in case no reported sale takes place, the average of the closing bid and asked prices, on any comparable system, (iii) if such Security is not so listed or quoted, the closing sale price, as furnished by any member of the National Association of Securities Dealers, Inc., selected from time to time by the Corporation for that purpose, or (iv) if such Securities are not quoted by any recognized reporting system, then the value thereof assuming such Securities were sold in a private, non-control transaction, as determined by the Board of Directors.

(4)         “Financial Interests” means any direct or indirect equity or economic interest in a person, including but not limited to any interest as a shareholder of a corporation, partner (general or limited) of a partnership or member of a limited liability company or through the ownership of any derivative interest in a person. Notwithstanding the foregoing, “Financial Interests” shall not include (i) any unsecured indebtedness of the Corporation or the Affiliated Companies of any kind that is not convertible into a Financial Interest in such person (including but not limited to indebtedness of the Corporation or the Affiliated Companies for borrowed money, unpaid interest or fees or any guarantee by the Corporation or the Affiliated Companies of any such unsecured non-convertible indebtedness of any other person), (ii) any interest in such unsecured non-convertible indebtedness, or (iii) any derivative instrument related solely to any such unsecured non-convertible indebtedness. With respect to the Corporation, for the avoidance of doubt, Securities constitute Financial Interests.

(5)         “Gaming Activities” means the conduct or hosting of gaming and gambling activities, race books and sports pools, or the use of gaming devices, equipment and supplies in the operation of a casino, simulcasting facility, card club or other enterprise, including slot machines, gaming tables, cards, dice, gaming chips, player tracking systems, cashless wagering systems, mobile gaming systems, inter-casino linked systems, sports betting, dog racing, horse racing, video lottery terminal and related and associated equipment, supplies and systems.

(6)         “Gaming Authorities” means all international, national, foreign, domestic, federal, state, provincial, regional, local, tribal, municipal and other regulatory and licensing bodies, instrumentalities, departments, commissions, authorities, boards, officials, tribunals and agencies with authority over or responsibility for interpreting, administering and enforcing Gaming Laws applicable to the Corporation and its Affiliated Companies.

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(7)         “Gaming Jurisdictions” means all jurisdictions, and their political subdivisions, in which Gaming Activities are or may be lawfully conducted or hosted, including all Gaming Jurisdictions in which the Corporation or any Affiliated Company, directly or indirectly through a third person, currently conducts or hosts or proposes in the future to conduct or host, or seek to conduct or host, Gaming Activities.

(8)         “Gaming Laws” means all (i) laws, statutes and ordinances pursuant to which any Gaming Authority possesses regulatory, permit and licensing authority over the conduct of Gaming Activities, or the Ownership of an interest in, or Control or influence over, an entity which conducts Gaming Activities in any Gaming Jurisdiction, (ii) orders, decrees, rules and regulations promulgated thereunder, (iii) written and unwritten policies of the Gaming Authorities, and (iv) written and unwritten interpretations by the Gaming Authorities of such laws, statutes, ordinances, orders, decrees, rules, regulations and policies, including comfort letters.

(9)         “Gaming Licenses” means all licenses, permits, approvals, orders, authorizations, registrations, findings of suitability, franchises, exemptions, waivers, concessions and entitlements issued by any Gaming Authority or any other federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body required by any person in order for the Corporation and/or any of its Affiliated Companies to conduct or host, or seek to conduct or host, any Gaming Activities.

(10)       “Own” or “Ownership” (and derivatives of such terms) means (i) ownership of record, (ii) “beneficial ownership” as defined in Rule 13d-3 or Rule 16a-1(a)(2) promulgated by the Securities Exchange Commission under the Exchange Act, or (iii) the meaning given to the terms “own” or “ownership” (and derivatives of such terms) under the Gaming Laws of any applicable Gaming Jurisdictions.

(11)       “Redemption Price” means the price to be paid by the Corporation for the Securities to be redeemed or purchased pursuant to this Section 5.10, which shall be the lesser of (i) the cash equivalent of such person’s investment in the Corporation and (ii) the Current Market Price. The Corporation may pay the Redemption Price in any combination of cash and/or promissory notes, as determined by the Board of Directors; provided, that, in the event the Corporation elects to pay all or any portion of the Redemption Price with a promissory note, such promissory note shall have a term of ten years, bear interest at a rate equal to 3% per annum and amortize in 120 equal monthly installments, and shall contain such other terms and conditions as the Board of Directors determines.

(12)       “Securities” means any voting securities, other voting interests or capital stock of the Corporation, including without limitation common stock of the Corporation.

(13)       “Transfer” means the sale and every other method, direct or indirect, of transferring or otherwise disposing of a Financial Interest, or the Ownership, Control or possession thereof, or fixing a lien thereupon, whether absolutely or conditionally, voluntarily or involuntarily, by or without judicial proceedings, as a conveyance, sale, payment, pledge, mortgage, lien, encumbrance, gift, security or otherwise (including by merger or consolidation).

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(14)       “Unsuitable Person” means a person who (i) fails to file or refuses to file an application or notice, or has withdrawn or requested the withdrawal of a pending application or notice (unless such withdrawal is due to a change in circumstances such that there is no longer a requirement that such person be found suitable), to be found suitable by any Gaming Authority or for any Gaming License, (ii) is denied or disqualified from eligibility for any Gaming License by any Gaming Authority, (iii) is determined by a Gaming Authority to be unsuitable or disqualified to Own or Control any Financial Interests, (iv) is determined by a Gaming Authority to be unsuitable to be affiliated, associated or involved with a person engaged in or hosting Gaming Activities in any Gaming Jurisdiction, (v) causes any Gaming License of the Corporation or any Affiliated Company to be lost, rejected, rescinded, suspended, revoked or not renewed by any Gaming Authority, or causes the Corporation or any Affiliated Company to be threatened by any Gaming Authority with the loss, rejection, rescission, suspension, revocation or non-renewal of any Gaming License (in each of (ii) through (v) above, regardless of whether such denial, disqualification or determination by a Gaming Authority is final and/or non-appealable), or (vi) is determined likely by the Board of Directors to (A) preclude or materially delay, impede, impair, threaten or jeopardize any Gaming License held by the Corporation or any Affiliated Company, including the Corporation’s or any Affiliated Company’s application for, right to the use of, entitlement to, or ability to obtain or retain, any Gaming License, (B) cause or otherwise result in, the disapproval, cancellation, termination, material adverse modification or non-renewal of any material contract to which the Corporation or any Affiliated Company is a party, or (C) cause or otherwise result in the imposition of any materially burdensome or unacceptable terms or conditions on any Gaming License of the Corporation or any Affiliated Company, including the Corporation’s or any Affiliated Company’s application for any Gaming License.

(B)         Compliance with Gaming Laws.

(1)         As long as the Corporation or any Affiliate Company remains subject to the Gaming Laws of any Gaming Authority, the Financial Interests shall be Owned subject to the applicable provisions of such Gaming Laws. All persons Owning or Controlling Financial Interests shall comply with all applicable Gaming Laws, including any provisions of such Gaming Laws that require the Corporation, any Affiliated Company or such person to file applications for Gaming Licenses with, and provide information to, the applicable Gaming Authorities.

(2)         The Corporation shall not issue any Financial Interests except in accordance with the provisions of the applicable Gaming Laws. The issuance of any Financial Interests in violation thereof shall be void and such Financial Interests shall be deemed not to be issued and outstanding until (i) the Corporation ceases to be subject to the jurisdiction of the applicable Gaming Authority or (ii) the applicable Gaming Authority, by affirmative action, validates such issuance or waives any defect in issuance.

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(3)         No Financial Interests, and no interest, claim or charge therein or thereto, shall be Transferred in any manner whatsoever except in accordance with the provisions of the Gaming Laws. Any Transfer in violation thereof shall be void until (i) the Corporation ceases to be subject to the jurisdiction of the applicable Gaming Authority or (ii) the applicable Gaming Authority, by affirmative action, validates such Transfer or waives any defect in such Transfer.

(C)         Ownership Restrictions. Without limiting the generality or effect of any Gaming Law or other legal or regulatory requirement, any person who Owns or Controls 5% or more of any class or series of Financial Interests in the Corporation and/or any Affiliated Company must promptly notify the Corporation of such fact. Any person who Owns or Controls any Financial Interest in the Corporation and/or any Affiliated Company (regardless of percentage Owned or Controlled) must, in compliance with applicable Gaming Laws, (1) provide to the Gaming Authorities in each Gaming Jurisdiction in which the Corporation or any Affiliated Company either conducts Gaming Activities or has a pending application for a Gaming License all information regarding such person as may be requested or required by such Gaming Authorities and (2) respond to written or oral questions or inquiries from any such Gaming Authorities. Any person who Owns or Controls any Financial Interests in the Corporation and/or any Affiliated Company (regardless of the percentage Owned or Controlled) by virtue of such Ownership or Control, consents to the performance of any personal background investigation that may be required by any Gaming Authorities.

(D)         Unsuitability; Redemption.

(1)         If an applicable Gaming Authority at any time determines that a holder of Securities is an Unsuitable Person or an Affiliate of an Unsuitable Person, or the Board of Directors otherwise determines that a holder of Securities is an Unsuitable Person under the Gaming Laws, then the Corporation may, within 60 days after the finding of unsuitability, redeem or purchase or cause one or more Affiliated Companies to redeem or purchase such Securities of such Unsuitable Person at the Redemption Price unless such Securities are Transferred to a suitable person (as determined by the applicable Gaming Authority or, if applicable, the Board of Directors) within 60 days after the finding of unsuitability.

(2)         Until such Securities are Owned or Controlled by persons found by the applicable Gaming Authority of, if applicable, the Board of Directors, to be suitable to Own or Control them, (i) the Corporation shall not be required or permitted to pay any dividend, payment, distribution or interest with regard to the Securities, (ii) the holder of such Securities shall not be entitled to exercise, directly or indirectly or through any proxy, trustee or nominee, any voting right conferred by such Securities, and such Securities shall not for any purposes be included in the Securities of the Corporation entitled to vote, (iii) the Corporation shall not pay any remuneration in any form to the holder of the Securities except for the Redemption Price, (iv) no Unsuitable Person or Affiliate of an Unsuitable Person shall continue as a manager, officer, partner or director of the Corporation or any Affiliated Company, and (v) all other rights (including economic and voting rights) of such Unsuitable Persons in respect of the Securities will be suspended and carry no other rights whatsoever as to voting, appointment of Directors, dividends or return of capital or otherwise.

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(E)         Other Arrangements. Notwithstanding anything to the contrary herein, no holder of Securities shall enter into any agreements or arrangements of any kind with any other person with respect to any Financial Interests that are inconsistent with the provisions of this Section 5.10, including agreements or arrangements with respect to the acquisition, disposition, holding or voting (if applicable) of any Financial Interests, nor shall any holder of Securities act, for any reason, as a member of a group or in concert with any other persons in connection with the acquisition, disposition or voting (if applicable) of any Financial Interests in any manner which violates the provisions of this Section 5.10.

(F)         Further Actions. Nothing contained in this Section 5.10 shall limit the authority of the Board of Directors, including pursuant to Section 4.07 or Section 4.08 of the Certificate of Incorporation, to take such other action as it determines necessary or appropriate to impose additional limitations or restrictions on ownership of Financial Interests of the Corporation and/or any Affiliated Company, including Securities, to the extent the Board of Directors determines to be necessary or appropriate to assure compliance by the Corporation or any Affiliated Company with any legal or regulatory requirement applicable to the Corporation or any Affiliated Company or any license or other contract entered into by the Corporation or any Affiliated Company with any person not Controlling, Controlled by or under common Control with the Corporation, or to protect the Corporation or any Affiliated Company from the denial or loss or threatened denial or loss of any Gaming License. Without limiting the generality or effect of the foregoing, the Board of Directors may conform any provisions of this Section 5.10 to the extent it determines to be necessary to make such provisions consistent with Gaming Laws. In addition, the Board of Directors may, to the extent permitted by law, from time to time establish, modify, amend or rescind bylaws, regulations and procedures of the Corporation not inconsistent with the express provisions of this Section 5.10 for the purpose of determining whether any person is unsuitable to hold Financial Interests, including Securities, under the Gaming Laws and for the orderly application, administration and implementation of the provisions of this Section 5.10. Such procedures and regulations, to the extent established, shall be kept on file with the Secretary of the Corporation, the secretary of each Affiliated Company and with the transfer agent, if any, of the Corporation and/or any Affiliated Company, and shall be made available for inspection and, upon reasonable request, mailed to any record holder of Securities.

(G)         Indemnification. Any person who Owns or Controls Financial Interests of the Corporation and/or any Affiliated Company who is found unsuitable pursuant to the Gaming Laws and any Affiliate thereof shall indemnify and hold harmless the Corporation and its Affiliated Companies for any and all losses, costs and expenses, including attorneys’ costs, fees and expenses, incurred by the Corporation and its Affiliated Companies as a result of, or arising out of, such unsuitable person’s continuing Ownership or Control of Financial Interests of the Corporation and/or any Affiliated Company, failure or refusal to comply with the provisions of this Section 5.10 or failure to divest himself, herself or itself of any Securities when and in the specific manner required by the Gaming Authorities or this Section 5.10.

(H)         Injunctive Relief. The Corporation shall be entitled to injunctive or other equitable relief in any court of competent jurisdiction to enforce the provisions of this Section 5.10 and each person who Owns or Controls Financial Interests of the Corporation and/or any Affiliated Company shall be deemed to have consented to injunctive or other equitable relief and acknowledged, by virtue of such Ownership or Control, that the failure to comply with this Section 5.10 shall expose the Corporation and the Affiliated Companies to irreparable injury for which there is no adequate remedy at law and that the Corporation and the Affiliated Companies shall be entitled to seek injunctive or other equitable relief to enforce the provisions of this Section 5.10.

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(I)         Notices. All notices given by the Corporation or an Affiliated Company pursuant to this Section 5.10 shall be in writing and shall be given in the manner proscribed in Section 2.4 for the giving of notice of meetings.

(J)         Non-Exclusivity of Rights. The right of the Corporation or any Affiliated Company to redeem Securities pursuant to this Section 5.10 shall not be exclusive of any other rights the Corporation or any Affiliated Company may have or hereafter acquire under the Certificate of Incorporation, any agreement, provision of the bylaws of the Corporation or such Affiliated Company or otherwise. To the extent permitted under applicable Gaming Laws, the Corporation shall have the right, exercisable by action of the Board of Directors, to propose that the parties enter into an agreement or other arrangement, including, without limitation, a divestiture trust or divestiture plan, which will reduce or terminate an Unsuitable Person’s Ownership or Control of all or a portion of its Securities.

(K)        Authority of the Board of Directors. The Board of Directors shall have exclusive authority and power to administer this Section 5.10 and to exercise all rights and powers specifically granted to the Board of Directors or the Corporation, or as may be necessary or advisable in the administration of this Section 5.10. All such actions which are done or made by the Board of Directors shall be final, conclusive and binding on the Corporation and all other persons; provided, that the Board of Directors may delegate all or any portion of its duties and powers under this Section 5.10 to a committee of the Board of Directors as it deems necessary or advisable.

(L)         Severability. If any provision of this Section 5.10 or the application of any such provision to any person or under any circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Section 5.10.

(M)       Termination and Waivers. Except as may be required by any applicable Gaming Law or Gaming Authority, the Board of Directors may waive any of the rights of the Corporation or any restrictions contained in this Section 5.10 in any instance in which and to the extent the Board of Directors determines that a waiver would be in the best interests of the Corporation. Except as required by a Gaming Authority, nothing in this Section 5.10 shall be deemed or construed to require the Corporation to repurchase or redeem any Securities Owned or Controlled by an Unsuitable Person or an Affiliate of an Unsuitable Person.

(N)         Legend. To the extent certificated, the restrictions set forth in this Section 5.10 shall be noted conspicuously on any certificate evidencing the Securities in accordance with the requirements of the Delaware General Corporation Law and any applicable Gaming Laws.

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Article VI
INDEMNIFICATION

Section 6.1           Power to Indemnify. Subject to Section 6.2, the Corporation shall indemnify any Director or “executive officer” (as such term is defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the Corporation, and may indemnify any employee or agent of the Corporation who is not a Director or executive officer, who was or is a party or is threatened to be made a party to, or testifies in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, by reason of the fact that such person is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, employee benefit plan, trust or other enterprise, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred or suffered by such person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful, to the fullest extent permitted by law as the same exists or may hereafter be amended; provided, however, that except with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The Corporation may enter into agreements with any such person for the purpose of providing for such indemnification. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or is equivalent, shall not, of itself create a presumption that such person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was lawful.

Section 6.2           Authorization of Indemnification. Subject to Section 6.1, any indemnification under this Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, executive officer, employee or agent of the Corporation is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 6.1. Such determination shall be made (A) by the majority vote of Directors who were not parties to such action, suit or proceeding (even if such majority vote constitutes less than a quorum), or (B) if the majority vote of Directors who were not parties to such action, suit or proceeding so directs (even if such majority vote constitutes less than a quorum), by independent legal counsel in a written opinion. To the extent, however, that a Director, executive officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described in Section 6.1, or in defense of any claim, issue or matter therein, such person shall (in the case of a Director or executive officer of the Corporation) and may (in the case of an employee or agent of the Corporation who is not a Director or executive officer of the Corporation) be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

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Section 6.3           Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 6.2, and notwithstanding the absence of any determination thereunder, any Director or executive officer may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Section 6.1. The basis of such indemnification by a court shall be a determination by such court that indemnification of the Director or executive officer is proper in the circumstances because such person has met the applicable standards of conduct set forth in Section 6.1. Neither a contrary determination in the specific case under Section 6.2 nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the Director or executive officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 6.3 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the Director or executive officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

Section 6.4           Expenses Payable in Advance. Expenses incurred by a Director, executive officer, employee or agent in defending or testifying in a civil, criminal, administrative or investigative action, suit or proceeding shall (in the case of a Director or executive officer of the Corporation) and may (in the case of an employee or agent of the Corporation who is not a Director or executive officer of the Corporation) be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Director, executive officer, employee or agent to repay such amount if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified by the Corporation against such expenses as authorized by this Article VI, and the Corporation may enter into agreements with such persons for the purpose of providing for such advances. The rights to indemnification and to the advancement of expenses conferred in Section 6.1 and Section 6.4 hereof shall be contract rights and such rights shall continue as to such Director, executive officer, employee or agent who has ceased to be such and shall inure to the benefit of their respective heirs, executors and administrators.

Section 6.5           Nonexclusivity and Survival. The indemnification and advancement of expenses permitted by this Article VI shall not be deemed exclusive of any other rights to which any person may be entitled under any statute, the Corporation’s Certificate of Incorporation or Bylaws, any agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding an office, and shall continue as to a person who has ceased to be a Director, executive officer, employee or agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such person.

Section 6.6           Insurance. The Corporation shall have power to purchase and maintain insurance to protect itself and any person who is or was a Director, executive officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, employee benefit plan, trust or other enterprise against any expense, liability or loss asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the provisions of this Article VI or otherwise.

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Section 6.7           Certain Definitions. For purposes of this Article VI, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its Directors, executive officers, employees or agents, so that any person who is or was a Director, executive officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a Director, executive officer, employee or agent of another corporation, limited liability company, partnership, joint venture, employee benefit plan, trust or other enterprise, shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

Section 6.8           Modification. Any repeal or modification of the foregoing provisions of this Article VI shall not adversely affect any right or protection hereunder of a Director, executive officer, employee or agent of the Corporation in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to the time of such repeal or modification.

Article VII
MISCELLANEOUS PROVISIONS

Section 7.1           Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

Section 7.2           Corporate Seal. The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary of the Corporation. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Corporation’s Treasurer or by an Assistant Secretary or Assistant Treasurer.

Section 7.3           Reliance Upon Books, Reports and Records. Each Director, member of any committee designated by the Board of Directors, and officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such Director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care or on behalf of the Corporation.

Section 7.4           Fiscal Year. The fiscal year of the Corporation shall be from January 1 to December 31, inclusive, in each year, or such other annual period as the Board of Directors may designate.

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Section 7.5           Time Periods. In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

Section 7.6           Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Certificate of Incorporation.

Section 7.7           Execution of Contracts and Other Instruments. Except as these Bylaws may otherwise provide, the Board of Directors or its duly appointed and authorized committee may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authorization may be general or confined to specific instances. Except as so authorized or otherwise expressly provided in these Bylaws, no officer, agent, or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or in any amount.

Section 7.8           Loans. No loans shall be contracted on behalf of the Corporation and no negotiable paper shall be issued in its name, unless and except as authorized by the Board of Directors or its duly appointed and authorized committee. Such authorization may be in the form of a signed policy or other blanket authority specified by the Board of Directors from time to time. When so authorized by the Board of Directors or such committee, any officer or agent of the Corporation may affect loans and advances at any time for the Corporation from any bank, trust company, or other institution, or from any firms, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other evidences of indebtedness of the Corporation and, when authorized as aforesaid, may mortgage, pledge, hypothecate or transfer any and all stocks, securities and other property, real or personal, at any time held by the Corporation, and to that end endorse, assign and deliver the same as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation. Such authorization may be general or confined to specific instances.

Section 7.9           Bank Accounts. The Board of Directors or its duly appointed and authorized committee from time to time may authorize the opening and keeping of general and/or special bank accounts with such banks, trust companies or other depositaries as may be selected by the Board of Directors or its duly appointed and authorized committee or by any officer or officers or agent or agents of the Corporation to whom such power may be delegated from time to time by the Board of Directors. The Board of Directors or its duly appointed and authorized committee may make such rules and regulations with respect to said bank accounts, not inconsistent with the provisions of these Bylaws, as are deemed advisable.

Section 7.10         Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes, acceptances or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers or agent or agents of the Corporation, and in such manner, as shall be determined from time to time by resolution of the Board of Directors or its duly appointed and authorized committee. Endorsements for deposit to the credit of the Corporation in any of its duly authorized depositaries may be made, without counter signature, by the Chief Executive Officer, the President, any vice president, the Chief Financial Officer, any assistant financial officer or any other officer or agent of the Corporation to whom the Board of Directors or its duly appointed and authorized committee, by resolution, shall have delegated such power or by hand stamped impression in the name of the Corporation.

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Section 7.11         Waiver of Notice. Whenever any notice is required to be given under any provision of law, the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, Directors or members of a committee of Directors, need be specified in any written waiver of notice unless so required by the Certificate of Incorporation.

Section 7.12         Amendment. Subject to Section 6.8 hereof, these Bylaws may be amended as provided in the Certificate of Incorporation.

Section 7.13         Forum for Adjudication of Disputes. Unless the Corporation by action of the Board of Directors consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) an action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or the Corporation’s Certificate of Incorporation or these Bylaws (as any of the foregoing may be amended from time to time), or (iv) any action asserting a claim governed by the internal affairs doctrine, shall be the Court of Chancery in the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware). If any action the subject matter of which is within the scope of the preceding sentence is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (A) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the preceding sentence and (B) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

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